UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2018

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53012	90-0687379
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

709 S. Harbor Blvd., Suite 250, Melbourne, FL	32901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (321) 725-0090

(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

First Choice Healthcare Solutions, Inc. (the “Company”), a diversified holding company focused on delivering clinically superior, patient centric, multi-specialty care through state-of-the-art medical centers of excellence, has announced that its wholly-owned subsidiary CCSC Holdings, Inc., a Florida corporation (“CCSC”) has entered into two separate agreements as set forth below.

Membership Interest Purchase Agreement

On January 31, 2018, CCSC entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with HMA Blue Chip Investments, LLC (“Blue Chip”). A copy of the Purchase Agreement is furnished as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Pursuant to the terms of the Purchase Agreement, CCSC will acquire from Blue Chip 24.05 Class B Units of membership interest in the Center for cash consideration of $400,000 (the “Transaction”), representing a 25% ownership interest in the Center. As a result of the Transaction, CCSC will have a 65% ownership interest in the Center.

The Purchase Agreement contains customary representations and warranties made by each of CCSC and Blue Chip. Each of CCSC and Blue Chip has agreed to indemnify the other and certain other indemnified persons from any and all losses incurred by such indemnified persons arising from, among other things, any breach of the representations, warranties or covenants set forth in the Purchase Agreement on the terms and subject to the limitations set forth in the Purchase Agreement.

In addition, pursuant to the terms of the Purchase Agreement, upon completion of the Closing thereunder, the managers of the Center appointed by Blue Chip pursuant to that certain Second Amended and Restated Operating Agreement of the Center, dated October 1, 2015 will resign from their respective positions.

Termination and Assignment Agreement

On January 31, 2018, CCSC entered into a Termination and Assignment Agreement (the “Termination Agreement”) with Crane Creek Surgical Partners, LLC (the “Center”) and BCS-Management, LLC (“BCS”). A copy of the Termination Agreement is furnished as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Pursuant to the terms of the Termination Agreement, the Center and BCS will terminate their respective rights and obligations under that certain Amended and Restated Management Services Agreement dated as of September 1, 2013 (the “Management Agreement”). Each of the Center and BCS has agreed to release the other and certain other persons from any and all claims arising out of or relating to the Management Agreement, except for claims arising out of the Termination Agreement and claims made by third parties against either party.

In addition, pursuant to the terms of the Termination Agreement, BCS will assign, grant, convey and transfer to CCSC all of BCS’s right, title and interest in and to the Management Agreement, including but not limited to the right to accept management fees as set forth in the Management Agreement, and CCSC will assume all of BCS’s duties and obligations under the Management Agreement. Until March 31, 2018, BCS will provide the Center business office, financial, accounting and other related services necessary to assist the transition of the operation of the Center to CCSC.

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits:

Exhibit No.	Description

10.1	Membership Interest Purchase Agreement dated as of January 31, 2018 by and between CCSC Holdings, Inc. and HMA Blue Chip Investments, LLC.

10.2	Termination and Assignment Agreement dated as of January 31, 2018 by and among Crane Creek Surgical Partners, LLC, BCS-Management, LLC and CCSC Holdings, Inc.

99.1	Press Release dated February 7, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.
(Registrant)

Date: February 8, 2018
/s/ Chris Romandetti
Name: Chris Romandetti
Chief Executive Officer

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